Exhibit 99.1

Donaldson Reports Record Third Quarter Fiscal 2026 Sales and Earnings

Third quarter sales of $995.1 million, up 5.8%
Operating margin of 15.6%; All-time high adjusted operating margin of 16.6%
GAAP EPS of $1.00; Adjusted EPS of $1.06, up 7.1%
Closed margin-accretive Facet acquisition, enhancing Industrial Solutions product portfolio
Narrowing fiscal 2026 guidance, including record sales, adjusted operating margin and adjusted EPS

MINNEAPOLIS (June 2, 2026) — Donaldson Company, Inc. (NYSE: DCI) (Donaldson or the Company), a global leader in technology-led filtration products and solutions, today reported third quarter fiscal 2026 generally accepted accounting principles (GAAP) net earnings of $118.1 million, compared with $57.8 million a year ago. Earnings per share (EPS)1 were $1.00 compared with third quarter fiscal 2025 EPS of $0.48. Third quarter fiscal 2026 results include $9.8 million of pre-tax, non-recurring net charges versus $65.8 million in the prior year. Excluding these items, adjusted third quarter results2,3 reflect net earnings of $125.5 million compared with $118.9 million in fiscal 2025, and EPS of $1.06 versus $0.99 a year ago.

“Third quarter results marked a significant sequential step-up in performance, including all-time high sales, adjusted operating margin and adjusted earnings.” said Rich Lewis, president and chief executive officer. “Strong performance in our Mobile and Life Sciences segments more than offset near-term operating headwinds in the Industrial segment, demonstrating the benefit of our diversified portfolio of businesses.

“As we work towards a strong finish to fiscal 2026, including another step-up in operating margin in the fourth quarter, our focus remains on delivering for our customers and thoughtfully investing to increase our scale while generating profitable growth. Our heightened backlogs, driven by robust order volume, combined with focused execution and expense discipline, give us confidence in delivering full-year record sales, adjusted operating margin and adjusted earnings, proving yet again, the strength of Donaldson Company.”
1 All EPS figures refer to diluted EPS.
2 Adjusted third quarter fiscal 2026 results exclude pre-tax charges of $9.0 million for restructuring and other, and $0.8 million of business development charges. Adjusted third quarter fiscal 2025 results exclude pre-tax charges of $4.2 million for restructuring and other, $0.8 million of business development charges, $62.0 million for the impairment of intangible assets, and a $1.2 million gain on the sale of fixed assets.
3 Adjusted figures are non-GAAP financial measures that excludes the impact of certain items not related to ongoing operations. The tables attached to this press release include a reconciliation of GAAP to non-GAAP measures.

Donaldson Company Reports Fiscal Third Quarter 2026 Earnings - Page 2 of 5
Third Quarter Operating Results

Sales of $995.1 million increased 5.8% compared with 2025 driven by favorable foreign currency translation, net pricing benefits and higher volume.

	Three Months Ended		Nine Months Ended
	April 30, 2026		April 30, 2026
	Reported % Change	Constant Currency % Change	Reported % Change	Constant Currency % Change
Mobile Solutions segment
Off-Road	8.8%	6.3%	7.6%	5.1%
On-Road	5.2	3.8	(11.4)	(12.7)
Aftermarket	8.1	5.2	5.3	3.0
Total Mobile Solutions segment	8.1	5.3	4.8	2.5

Industrial Solutions segment
Industrial Filtration Solutions	2.3	0.2	3.6	1.6
Aerospace and Defense	(13.5)	(15.0)	(13.4)	(15.2)
Total Industrial Solutions segment	(0.6)	(2.6)	0.6	(1.4)

Life Sciences segment
Total Life Sciences segment	12.7	7.9	14.0	9.2

Total Company	5.8%	3.1%	4.3%	1.9%

Mobile Solutions segment (Mobile) sales increased 8.1% as a result of higher volumes, favorable currency translation, and net pricing benefits. Off-Road sales increased 8.8% due to improving end-market conditions, particularly in Construction. On-Road sales rose 5.2% from increased truck production, primarily in EMEA. Aftermarket sales increased 8.1% with growth in all regions and in both the OE and independent channel, including a double-digit increase in the independent channel.

Industrial Solutions segment (Industrial) sales declined 0.6% versus prior year as lower volumes more than offset net pricing benefits and favorable currency translation. Industrial Filtration Solutions (IFS) sales increased 2.3%, driven by net pricing benefits and ongoing strength in Power Generation new equipment sales, partially offset by volume declines in Industrial Gases and dust collection. Aerospace and Defense sales decreased 13.5% due to weaker new equipment sales, driven by ongoing supply chain constraints and project timing.

Life Sciences segment (Life Sciences) sales increased 12.7% from new equipment volume growth in Food and Beverage and Disk Drive.

Donaldson Company Reports Fiscal Third Quarter 2026 Earnings - Page 3 of 5

Gross margin was 33.5%, down versus 34.2% in 2025. Adjusted gross margin, excluding restructuring and other charges, was 34.4%, down 10 basis points from prior year. Operating inefficiencies, largely related to production shifts to support customer-specific requirements in Power Generation, were partially offset by higher net pricing, volume leverage and favorable mix.

Operating expenses as a percentage of sales were 17.9%, favorable versus 24.9% in 2025. Adjusted operating expenses as a percentage of sales were 17.8% compared with 18.2% in 2025, driven by leverage on higher sales and expense discipline.

Operating income as a percentage of sales (operating margin) was 15.6% versus 9.3% in 2025. Adjusted operating margin was 16.6%, up 30 basis points from a year ago driven by operating expense leverage.

Interest expense was $6.5 million versus $5.7 million a year ago, primarily due to a higher level of debt. Other income, net was $6.0 million compared with $5.3 million in 2025, as a result of higher earnings from equity investments. The Company’s effective tax rate was 23.7%, favorable compared to 33.6% a year ago. The adjusted effective tax rate was 23.8%, an increase from 22.1% in 2025 due to a decrease in discrete tax benefits.

Year to date, Donaldson paid $104.0 million in dividends and repurchased 1.2% of its shares outstanding for $108.5 million.

On May 4, 2026, the Company completed the acquisition of Facet Filtration (“Facet”), a provider of fuel and fluid filtration solutions for mission-critical applications, in an all-cash transaction of $829 million. Financial results from the acquisition will be reported in the Industrial Solutions segment beginning in the fourth quarter.

Narrowing Fiscal 2026 Organic Outlook

Full-year results are forecast to include Facet-related sales of between $25 million and $30 million and net EPS dilution of approximately $0.03. Excluding this impact, organic adjusted full-year EPS is expected to be within a range of $3.94 and $4.01, reflecting an increase between 7% and 9% compared to fiscal 2025 adjusted EPS of $3.68. Fiscal 2026 adjusted EPS excludes a year-to-date net charge of $0.08 related to restructuring and other, and business development charges, offset by a gain on the sale of fixed assets. Organic sales, which exclude the impact from Facet, are forecast to increase between 3% and 5%, versus between 1% and 5% previously.

Mobile sales are expected to grow between 3.5% and 5.5% year over year, compared with prior guidance of 2% to 6%, with Off-Road sales increasing mid-single digits, driven by improving end-market conditions and On-Road sales down low-single digits as global truck production remains tempered. Aftermarket sales are projected to increase mid-single digits from continued market share gains and higher vehicle utilization rates.

Donaldson Company Reports Fiscal Third Quarter 2026 Earnings - Page 4 of 5
Organic Industrial sales are forecast in a range of flat to 2% growth year over year, consistent with previous expectations and driven by a low-single digit increase in IFS sales, reflecting growth in several key businesses, including dust collection and Power Generation. Aerospace and Defense sales are expected to decrease mid-single digits versus 2025 due to project timing, partially as a result of ongoing supply chain constraints.

Life Sciences sales are projected to increase between 9% and 11% versus 2025, up from between 5% and 9% previously, as a result of strong volume growth in Food and Beverage and Disk Drive.

Adjusted 2026 operating margin is expected to be between 15.8% and 16.2%, versus previous expectations of between 16.0% and 16.4%, and above fiscal 2025 operating margin of 13.4%, or 15.7% on an adjusted basis. The year-over-year improvement in operating margin is driven by operating expense leverage, partially offset by gross margin headwinds. The fiscal 2026 operating margin impact from Facet is projected to be immaterial as ongoing operating performance is offset by transaction-related amortization costs.

Interest expense is estimated to be approximately $26 million, excluding $9 million of additional expense from the Facet acquisition, and other income is forecast to be between $17 million and $19 million. Donaldson projects a fiscal 2026 adjusted effective income tax rate of between 22% and 24%.

Capital expenditures are forecast between $60 million and $75 million and adjusted free cash flow conversion is projected to be in a range of 85% and 95%. Full-year repurchases are expected to remain unchanged from the current year-to-date total of 1.2%.

Donaldson Company Reports Fiscal Third Quarter 2026 Earnings - Page 5 of 5
Miscellaneous

The Company will webcast its third quarter fiscal 2026 earnings conference call today at 9:00 a.m. CT. To listen to the webcast, visit the “Events & Presentations” section of Donaldson’s Investor Relations website (IR.Donaldson.com), and click on the “listen to webcast” option. The webcast replay will be available at approximately 12:00 p.m. CT today. Also available on the website is the Company’s supplemental quarterly earnings presentation.

Statements in this release regarding future events and expectations, such as forecasts, plans, trends and projections relating to the Company’s business and financial performance, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are identified by words or phrases such as “will likely result,” “are expected to,” “will continue,” “will allow,” “estimate,” “project,” “believe,” “expect,” “anticipate,” “forecast,” “plan” and similar expressions. These forward-looking statements speak only as of the date such statements are made and are subject to risks and uncertainties that could affect the Company’s performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed. These factors include, but are not limited to, challenges in global operations; impacts of global economic, industrial and political conditions on product demand; impacts from unexpected events; effects of unavailable raw materials, significant demand fluctuations or material cost changes; inability to attract and retain qualified personnel; inability to meet customer demand; inability to maintain competitive advantages; threats from disruptive technologies; effects of highly competitive markets with pricing pressure; exposure to customer concentration in certain cyclical industries; inability to manage productivity improvements; inability to achieve commitments related to sustainability, results of execution of any acquisition, divestiture and other strategic transactions; vulnerabilities associated with information technology systems and security; inability to protect and enforce intellectual property rights; costs associated with governmental laws and regulations; impacts of foreign currency fluctuations; and effects of changes in capital and credit markets. These and other factors are described in Part I, Item 1A, “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2025. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law. The results presented herein are preliminary, unaudited and subject to revision until the Company files its results with the United States Securities and Exchange Commission on Form 10-Q.

About Donaldson Company, Inc.

Founded in 1915, Donaldson (NYSE: DCI) is a global leader in technology-led filtration products and solutions, serving a broad range of industries and advanced markets. Diverse, skilled employees at over 150 locations on six continents partner with customers – from small business owners to R&D organizations and the world’s biggest OEM brands. Donaldson solves complex filtration challenges through three primary segments: Mobile Solutions, Industrial Solutions and Life Sciences. Additional information is available at www.Donaldson.com.

DONALDSON COMPANY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended			Nine Months Ended
	April 30,			April 30,
	2026	2025	Change	2026	2025	Change
Net sales	$995.1	$940.1	5.8%	$2,826.8	$2,710.2	4.3%
Cost of sales	661.7	618.2	7.0	1,864.8	1,762.8	5.8
Gross profit	333.4	321.9	3.6	962.0	947.4	1.5
Selling, general and administrative	158.9	152.3	4.3	491.0	477.6	2.8
Loss on impairment of intangible assets	—	62.0	100.0	—	62.0	100.0
Gain on sale of fixed assets	—	(1.2)	100.0	(9.3)	(1.2)	NM1
Research and development	19.2	21.4	(10.2)	57.0	65.3	(12.6)
Operating expenses	178.1	234.5	(24.0)	538.7	603.7	(10.7)
Operating income	155.3	87.4	77.7	423.3	343.7	23.1
Interest expense	6.5	5.7	13.3	21.3	17.1	24.6
Other income, net	(6.0)	(5.3)	13.8	(16.9)	(15.9)	7.2
Earnings before income taxes	154.8	87.0	78.0	418.9	342.5	22.3
Income taxes	36.7	29.2	25.8	94.4	89.8	5.2
Net earnings	$118.1	$57.8	104.4%	$324.5	$252.7	28.4%

Weighted average shares – basic	115.9	118.8	(2.4)%	115.8	119.4	(3.0)%
Weighted average shares – diluted	118.1	120.3	(1.8)%	117.9	121.2	(2.7)%

Net EPS – basic	$1.02	$0.49	109.5%	$2.80	$2.12	32.4%
Net EPS – diluted	$1.00	$0.48	108.2%	$2.75	$2.09	31.9%

Dividends paid per share	$0.30	$0.27	11.1%	$0.90	$0.81	11.1%
Note: Amounts may not foot due to rounding.
(1) NM = not meaningful

Donaldson Company, Inc.
Fiscal Third Quarter 2026 Earnings Press Release Schedules

DONALDSON COMPANY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	April 30,	July 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$204.1	$180.4
Accounts receivable, net	702.1	662.2
Inventories, net	535.9	513.6
Prepaid expenses and other current assets	130.7	105.5
Total current assets	1,572.8	1,461.7
Property, plant and equipment, net	637.2	644.5
Goodwill	499.4	493.6
Intangible assets, net	92.3	97.4
Other long-term assets	285.8	280.0
Total assets	$3,087.5	$2,977.2

Liabilities and Stockholders’ Equity
Current liabilities:
Short-term borrowings	$10.3	$31.2
Current maturities of long-term debt	6.4	6.7
Accounts payable	353.4	368.6
Accrued employee compensation and related taxes	139.5	144.3
Income taxes payable	14.0	43.9
Other current liabilities	144.9	162.5
Total current liabilities	668.5	757.2
Long-term debt	591.6	630.4
Non-current income taxes payable	20.3	19.0
Deferred income taxes	10.2	10.5
Other long-term liabilities	101.6	106.6
Total liabilities	1,392.2	1,523.7

Total stockholders’ equity	1,695.3	1,453.5
Total liabilities and stockholders’ equity	$3,087.5	$2,977.2
Donaldson Company, Inc.
Fiscal Third Quarter 2026 Earnings Press Release Schedules

DONALDSON COMPANY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Nine Months Ended
	April 30,
	2026	2025
Operating Activities
Net earnings	$324.5	$252.7
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	73.0	75.1
Deferred income taxes	(0.7)	(19.2)
Stock-based compensation expense	20.4	20.1
Loss on impairment of intangible assets	—	62.0
Gain on sale of fixed assets	(9.3)	(1.2)
Other, net	3.3	(9.4)
Changes in operating assets and liabilities	(117.4)	(129.1)
Net cash provided by operating activities	293.8	251.0

Investing Activities
Purchases of property, plant and equipment	(52.5)	(60.3)
Proceeds from sale of property, plant and equipment	10.3	1.7
Equity investment	—	(71.2)
Net cash used in investing activities	(42.2)	(129.8)

Financing Activities
Proceeds from long-term debt	38.9	190.0
Repayments of long-term debt	(80.0)	(65.0)
Change in short-term borrowings	(20.8)	54.1
Purchase of treasury stock	(111.2)	(272.2)
Payment of contingent consideration	(0.8)	(2.8)
Dividends paid	(104.0)	(96.9)
Exercise of stock options and other	45.6	17.4
Net cash used in financing activities	(232.3)	(175.4)
Effect of exchange rate changes on cash	4.4	—
Increase (decrease) in cash and cash equivalents	23.7	(54.2)
Cash and cash equivalents, beginning of period	180.4	232.7
Cash and cash equivalents, end of period	$204.1	$178.5
Donaldson Company, Inc.
Fiscal Third Quarter 2026 Earnings Press Release Schedules

CONSOLIDATED RATE ANALYSIS
(Unaudited)

	Three Months Ended		Nine Months Ended
	April 30,		April 30,
	2026	2025	2026	2025
Gross margin	33.5%	34.2%	34.0%	35.0%
Operating expenses	17.9%	24.9%	19.1%	22.3%
Operating margin	15.6%	9.3%	15.0%	12.7%
Other income, net	(0.6)%	(0.6)%	(0.6)%	(0.6)%
Depreciation and amortization	2.4%	2.6%	2.6%	2.8%
EBITDA	18.6%	12.5%	18.2%	16.0%
Effective tax rate	23.7%	33.6%	22.5%	26.2%
Earnings before income taxes - Mobile Solutions	20.2%	18.1%	18.6%	17.9%
Earnings before income taxes - Industrial Solutions	13.4%	18.1%	12.6%	16.8%
Earnings before income taxes - Life Sciences	8.1%	7.8%	8.9%	—%
Cash conversion ratio	94.6%	126.2%	77.5%	76.1%

	Three Months Ended		Nine Months Ended
	April 30,		April 30,
	2026	2025	2026	2025
Adjusted Rates
Gross margin	34.4%	34.5%	34.5%	35.1%
Operating expenses	17.8%	18.2%	19.1%	19.6%
Operating margin	16.6%	16.3%	15.4%	15.5%
Other income, net	(0.6)%	(0.6)%	(0.6)%	(0.6)%
Depreciation and amortization	2.4%	2.6%	2.6%	2.8%
EBITDA	19.6%	19.5%	18.6%	18.8%
Effective tax rate	23.8%	22.1%	22.6%	23.1%
Earnings before income taxes - Mobile Solutions	20.2%	18.1%	18.6%	17.9%
Earnings before income taxes - Industrial Solutions	13.4%	18.1%	12.6%	16.8%
Earnings before income taxes - Life Sciences	8.1%	7.8%	8.9%	—%
Cash conversion ratio	89.0%	61.3%	72.3%	59.8%
Note: Rate analysis metrics are computed by dividing the applicable amount by net sales, and cash conversion ratio reflects free cash flow divided by net earnings. Adjusted rates exclude the impact of certain items not related to ongoing operations. Adjusted rates are non-GAAP measures; see the Reconciliation of Non-GAAP Financial Measures schedule for additional information.

Donaldson Company, Inc.
Fiscal Third Quarter 2026 Earnings Press Release Schedules

SEGMENT DETAIL
(In millions)
(Unaudited)

	Three Months Ended April 30,			Nine Months Ended April 30,
	2026	2025	Change	2026	2025	Change
Net sales
Mobile Solutions segment
Off-Road	$104.0	$95.6	8.8%	$285.1	$264.9	7.6%
On-Road	28.3	26.9	5.2	74.7	84.3	(11.4)
Aftermarket	497.6	460.1	8.1	1,425.0	1,353.4	5.3
Total Mobile Solutions segment	629.9	582.6	8.1	1,784.8	1,702.6	4.8

Industrial Solutions segment
Industrial Filtration Solutions	237.1	231.8	2.3	675.4	651.8	3.6
Aerospace and Defense	44.6	51.5	(13.5)	123.8	142.8	(13.4)
Total Industrial Solutions segment	281.7	283.3	(0.6)	799.2	794.6	0.6

Life Sciences segment
Total Life Sciences segment	83.5	74.2	12.7	242.8	213.0	14.0

Total Company	$995.1	$940.1	5.8%	$2,826.8	$2,710.2	4.3%

Earnings before income taxes
Mobile Solutions segment	$127.0	$105.3	20.6%	$332.0	$305.5	8.7%
Industrial Solutions segment	37.7	51.2	(26.4)%	100.9	133.1	(24.2)%
Life Sciences segment	6.8	5.8	17.2%	21.5	—	NM(1)
Corporate and unallocated	(16.7)	(75.3)	77.8%	(35.5)	(96.1)	63.1%
Total Company	$154.8	$87.0	78.0%	$418.9	$342.5	22.3%

Earnings before income taxes percentage
Mobile Solutions segment	20.2%	18.1%	2.1%	18.6%	17.9%	0.7%
Industrial Solutions segment	13.4%	18.1%	(4.7)%	12.6%	16.8%	(4.2)%
Life Sciences segment	8.1%	7.8%	0.3%	8.9%	—%	8.9%
Note: Earnings before income taxes percentage is calculated by dividing earnings before income taxes by net sales. Amounts may not foot due to rounding.
(1) NM = not meaningful
(1) NM = not meaningful
(1) NM = not meaningful
Donaldson Company, Inc.
Fiscal Third Quarter 2026 Earnings Press Release Schedules

SEGMENT SALES PERCENT CHANGE FROM PRIOR PERIODS BY GEOGRAPHY, AS REPORTED
(Unaudited)

	Three Months Ended April 30, 2026
	TOTAL	U.S.(1)/CA(2)	EMEA(3)	APAC(4)	LATAM(5)
Mobile Solutions segment
Off-Road	8.8%	4.2%	12.8%	13.5%	(2.7)%
On-Road	5.2	3.1	27.7	(3.0)	(12.2)
Aftermarket	8.1	6.4	11.0	12.1	5.0
Total Mobile Solutions segment	8.1	5.9	11.9	11.2	4.5

Industrial Solutions segment
Industrial Filtration Solutions	2.3	(0.8)	9.2	(3.0)	0.8
Aerospace and Defense	(13.5)	(27.8)	37.1	239.2	N/A
Total Industrial Solutions segment	(0.6)	(7.9)	12.2	1.5	0.8

Life Sciences segment
Total Life Sciences segment	12.7	32.1	7.1	9.8	24.6

Total Company	5.8%	1.5%	11.5%	9.2%	4.4%

	Nine Months Ended April 30, 2026
	TOTAL	U.S./CA	EMEA	APAC	LATAM
Mobile Solutions segment
Off-Road	7.6%	(0.4)%	10.7%	18.9%	8.0%
On-Road	(11.4)	(20.4)	16.2	(5.4)	(38.5)
Aftermarket	5.3	3.5	8.7	8.3	2.4
Total Mobile Solutions segment	4.8	1.5	9.4	9.3	2.1

Industrial Solutions segment
Industrial Filtration Solutions	3.6	(1.7)	15.2	(1.5)	(3.1)
Aerospace and Defense	(13.4)	(25.9)	36.4	55.7	N/A
Total Industrial Solutions segment	0.6	(7.9)	17.6	(0.1)	(3.1)

Life Sciences segment
Total Life Sciences segment	14.0	27.8	10.2	12.2	7.3

Total Company	4.3%	(1.2)%	12.1%	8.2%	1.7%

Note: Amounts may not foot due to rounding.
(1) United States (U.S.)
(2) Canada (CA)
(3) Europe, Middle East and Africa (EMEA)
(4) Asia Pacific (APAC)
(5) Latin America (LATAM)
Donaldson Company, Inc.
Fiscal Third Quarter 2026 Earnings Press Release Schedules

SEGMENT SALES PERCENT CHANGE FROM PRIOR PERIODS BY GEOGRAPHY, CONSTANT CURRENCY
(Unaudited)

	Three Months Ended April 30, 2026
	TOTAL	U.S./CA	EMEA	APAC	LATAM
Mobile Solutions segment
Off-Road	6.3%	4.2%	4.4%	15.9%	(4.8)%
On-Road	3.8	3.1	16.6	—	(18.1)
Aftermarket	5.2	6.4	2.1	9.6	2.6
Total Mobile Solutions segment	5.3	5.9	3.1	10.1	2.0

Industrial Solutions segment
Industrial Filtration Solutions	0.2	(0.8)	3.5	(4.3)	(1.5)
Aerospace and Defense	(15.0)	(27.8)	27.2	262.5	N/A
Total Industrial Solutions segment	(2.6)	(7.9)	6.1	0.7	(1.5)

Life Sciences segment
Total Life Sciences segment	7.9	32.1	(0.8)	5.8	21.1

Total Company	3.1%	1.5%	3.6%	7.6%	1.9%

	Nine Months Ended April 30, 2026
	TOTAL	U.S./CA	EMEA	APAC	LATAM
Mobile Solutions segment
Off-Road	5.1%	(0.4)%	2.1%	21.1%	6.5%
On-Road	(12.7)	(20.4)	6.4	(3.8)	(41.3)
Aftermarket	3.0	3.5	0.3	8.1	0.5
Total Mobile Solutions segment	2.5	1.5	0.9	9.6	0.2

Industrial Solutions segment
Industrial Filtration Solutions	1.6	(1.7)	9.3	(1.7)	(4.8)
Aerospace and Defense	(15.2)	(25.9)	25.9	64.2	N/A
Total Industrial Solutions segment	(1.4)	(7.9)	11.1	(0.1)	(4.8)

Life Sciences segment
Total Life Sciences segment	9.2	27.8	1.6	8.8	4.8

Total Company	1.9%	(1.2)%	4.2%	7.7%	(0.2)%

Note: The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. The Company believes providing constant currency information provides valuable supplemental information regarding its results of operations. The Company calculates constant currency percentages by converting its current period local currency financial results using the prior period exchange rates and compares these adjusted amounts to its prior period reported results. Amounts may not foot due to rounding.
Donaldson Company, Inc.
Fiscal Third Quarter 2026 Earnings Press Release Schedules

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In millions)
(Unaudited)

	Three Months Ended		Nine Months Ended
	April 30,		April 30,
	2026	2025	2026	2025
Net cash provided by operating activities	$135.4	$87.7	$293.8	$251.0
Net capital expenditures	(23.8)	(14.7)	(52.5)	(58.6)
Free cash flow	$111.6	$73.0	$241.3	$192.4

Net earnings	$118.1	$57.8	$324.5	$252.7
Income taxes	36.7	29.2	94.4	89.8
Interest expense	6.5	5.7	21.3	17.1
Depreciation and amortization	24.1	24.6	73.0	75.1
EBITDA	$185.4	$117.3	$513.2	$434.7

Adjusted net earnings	$125.5	$118.9	$333.7	$321.4
Adjusted income taxes	39.1	33.8	97.3	96.7
Interest expense	6.5	5.7	21.3	17.1
Depreciation and amortization	24.1	24.6	73.0	75.1
Adjusted EBITDA	$195.2	$183.0	$525.3	$510.3

Gross profit	$333.4	$321.9	$962.0	$947.4
Restructuring and other charges	9.1	2.6	13.3	4.3
Adjusted gross profit	$342.5	$324.5	$975.3	$951.7

Operating expense	$178.1	$234.5	$538.7	$603.7
Impairment of intangible assets	—	(62.0)	—	(62.0)
Restructuring and other charges	0.1	(1.6)	(3.5)	(5.3)
Business development charges	(0.8)	(0.8)	(4.7)	(5.2)
Gain on the sale of fixed assets	—	1.2	9.3	1.2
Adjusted operating expense	$177.4	$171.4	$539.8	$532.4

Operating income	$155.3	$87.4	$423.3	$343.7
Impairment of intangible assets	—	62.0	—	62.0
Restructuring and other charges	9.0	4.2	16.8	9.6
Business development charges	0.8	0.8	4.7	5.2
Gain on the sale of fixed assets	—	(1.2)	(9.3)	(1.2)
Adjusted operating income	$165.1	$153.1	$435.5	$419.3

Donaldson Company, Inc.
Fiscal Third Quarter 2026 Earnings Press Release Schedules

	Three Months Ended		Nine Months Ended
	April 30,		April 30,
	2026	2025	2026	2025
Net earnings	$118.1	$57.8	$324.5	$252.7
Impairment of intangible assets, net tax	—	58.3	—	58.3
Restructuring and other charges, net tax	6.8	3.2	12.7	7.3
Business development charges, net tax	0.6	0.5	3.5	3.9
Gain on the sale of fixed assets, net tax	—	(0.8)	(7.0)	(0.8)
Adjusted net earnings	$125.5	$118.9	333.7	$321.4

Diluted EPS	$1.00	$0.48	$2.75	$2.09
Impairment of intangible assets per share	—	0.48	—	0.48
Restructuring and other charges per share	0.05	0.03	0.10	0.06
Business development charges per share	0.01	0.01	0.04	0.04
Gain on the sale of fixed assets per share	—	(0.01)	(0.06)	(0.01)
Adjusted diluted EPS	$1.06	$0.99	$2.83	$2.65

2026 Adjusted EPS Guidance
A reconciliation of the Company’s fiscal 2026 adjusted EPS guidance to fiscal 2026 GAAP EPS guidance is not included in this release due to the number of variables in the projected GAAP EPS range and the Company’s current inability to reasonably quantify certain amounts, such as restructuring or other charges, that would be included in the GAAP measure or the individual adjustments for such reconciliation.

Note: Although free cash flow, EBITDA, adjusted EBITDA, adjusted gross profit, adjusted operating expense, adjusted operating income, adjusted net earnings and adjusted diluted EPS are not measures of financial performance under GAAP, the Company believes they are useful in understanding its financial results. Free cash flow is a commonly used measure of a company’s ability to generate cash in excess of its operating needs. EBITDA is a commonly used measure of operating earnings less non-cash expenses. The adjusted basis presentation excludes the impact of certain matters not related to the Company’s ongoing operations. Management believes that the adjusted basis presentation reflects management’s performance in operating the Company and provides a meaningful representation of the performance of the Company’s core business and is useful to understanding its financial results. A shortcoming of these financial measures is that they do not reflect the Company’s actual results under GAAP. Management does not intend these items to be considered in isolation or as a substitute for the related GAAP measures. Amounts may not foot due to rounding.
Donaldson Company, Inc.
Fiscal Third Quarter 2026 Earnings Press Release Schedules